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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements No. 33-88948 and No. 333-26221 on Form S-8 and Registration Statement No. 333-18831 on Form S-3 of Sport-Haley, Inc., of our report dated August 19, 1997 on the financial statements of Sport-Haley, Inc., appearing in this Annual Report on Form 10-KSB of Sport-Haley, Inc. for the year ended June 30, 1997.



/s/ LEVINE, HUGHES & MITHUEN, INC.
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Englewood, Colorado
September 29, 1997